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                                                                   EXHIBIT 10.56
                          LOAN SALE AGREEMENT

        LOAN SALE AGREEMENT, dated as of November 21, 1995 (this "Agreement") between THE SAKURA BANK, LTD., NEW YORK BRANCH, as agent (in its capacity as agent, "Seller") for The Sakura Bank, Ltd., New York Branch ("Sakura") and The Hokkaido Takushoku Bank, Ltd., New York Branch ("Hokkaido Takushoku"; Sakura and Hokkaido Takushoku, collectively, the "Lenders"), and Cornerstone Properties Inc., a Nevada Corporation ("Buyer").
                      or a wholly owned subsidiary thereof

                                    RECITALS

         A. The Lenders have made a loan to Tower 56 Partners, a New York partnership ("Borrower"), in the original aggregate principal amount of $54,000,000 (the "Loan") . The Loan is evidenced by (i) that certain Promissory Note dated March 24, 1987 in the principal amount of $39,000,000 payable to the order of Sakura (formerly known as The Mitsui Taiyo Kobe Bank, Ltd., New York Branch, successor by merger to The Taiyo Kobe Bank, Ltd., New York Branch) , and (ii) that certain Promissory Note dated March 24, 1987 in the principal amount of $15,000,000 payable to the order of Hokkaido Takushoku ((i) and (ii), collectively, the "Notes"). The Notes are secured by, among other things, that certain Mortgage and Mortgage Consolidation. Modification, Extension, Spreader and Security Agreement dated as of March 24, 1987 (the "Mortgage") made by Borrower in favor of Seller, encumbering the real property and improvements commonly known as Tower 56 and located at 126 East 56th Street, New York, New York (the "Premises").

         B. Seller and Borrower have entered into that certain Agreement dated December 16, 1991 (as amended, the "Rent Collection Agreement"; the Notes, the Mortgage and the Rent Collection Agreement, collectively, the "Loan Documents") pursuant to which Seller has agreed to refrain from exercising its rights and remedies under the Notes and Mortgage through January 10, 1996 and Borrower has agreed to allow Seller to collect all of the rents coming due with respect to leases at the Premises through January, 1996.

         C. Seller wishes to sell, and the Buyer wishes to buy, all right, title and interest of the Lenders, as set forth in this Agreement, in, under and to (i) the Loan, (ii) the Notes, (iii) the mortgage, (iv) the Rent Collection Agreement, and any and all instruments, agreements and other writings executed in connection with or pursuant to the Loan Documents, and (v) all collateral held by the Lenders with respect to the Loan (collectively "Purchased Interest").

                                   AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:
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         SECTION 1. Sale and Purchase Agreement.

         1.1 Subject to the terms and conditions hereof, Seller hereby agrees to sell, transfer, and assign the Purchased Interest to Buyer, and Buyer hereby agrees to purchase from Seller all of the Lenders, right, title and interest, as set forth in this Agreement, in, under and to the Purchased Interest. Buyer hereby acknowledges and agrees that the Purchased Interest does not include any amounts that Seller has collected under the Rent Collection Agreement, all of which are the sole property of Seller and are not being sold hereunder (except as expressly set forth in Section 7.2 of this Agreement).

         Prior to the Closing, Seller shall be entitled to receive all payments and distributions (including, without limitation, interest payments) with respect to the Loan in accordance with the terms of the Notes and the mortgage (subject to the credit for principal repayment as set forth in Section 7.1(a)(i) herein). From and after the Closing, Buyer shall be entitled to receive all payments and distributions and to exercise and enforce all rights with respect to the Purchased Interest.

         1.2 Seller and Buyer agree that the closing of the purchase and sale of the Purchased Interest ("Closing") shall be held on December 19, 1995 (as such date may be extended in accordance with the terms of this Agreement, the "Closing Date") at 10:00 A.M. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, time being of the essence.


         SECTION 2.       Purchase Price, Earnest money and
                          Additional Earnest Money.

         2.1 The Purchase Price for the Purchased Interest shall be $30,150,000.00 (the "Purchase Price").

         2.2 on or before the complete execution of this Agreement, Seller will deposit with Simpson Thacher & Bartlett ("Escrow Agent") via wire transfer of funds, the sum of $753,750.00 [2.5% of the Purchase Price] as earnest money which will be held by the Escrow Agent for the mutual benefit of Seller and Buyer and invested in an interest bearing account. Said sum together with all interest earned thereon is herein collectively called the "Earnest Money". The Earnest Money shall be applied to the Purchase Price at Closing or in the event the Closing does not occur, delivered to the party under this Agreement entitled to the Earnest Money in accordance with the terms of this Agreement. Buyer recognizes that the Earnest Money constitutes the deposit Buyer delivered to Seller in connection with its offer to purchase the Purchased Interests, and consents
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to the transfer of the Earnest Money to the Escrow Agent and the application of the Earnest Money as set forth in this Agreement.

         2.3 Within 24 hours after the complete execution of this Agreement, Buyer will deposit with the Escrow Agent via wire transfer of funds, the sum of $1,507,500.00 [5% of the Purchase Price] as additional earnest money, which is in addition to the Earnest Money and will be held by the Escrow Agent for the mutual benefit of Seller and Buyer and invested in an interest bearing account. Said sum together with all interest earned thereon is herein collectively called the "Additional Earnest Money". The Additional Earnest Money shall be applied to the Purchase Price at Closing, or in the event the Closing does not occur, delivered to the party under this Agreement entitled to the Additional Earnest Money in accordance with the terms of this Agreement.

         2.4 The Earnest Money shall be delivered by the Seller to the Escrow Agent via wire transfer of funds and the Additional Earnest Money shall be delivered by the Buyer to the Escrow Agent via wire transfer of funds, each pursuant to the following wire instructions:

                          Citibank Private Banking
                          ABA # 021000089
                          For the Account of Simpson Thacher
                                  & Bartlett Escrow Account
                          Account #
                          Ref: Tower 56 Loan Sale


         SECTION 3. Inspection Period/Termination/ Remediation.

         3.1 (a) in the event Buyer shall determine that the condition of the Purchased Interest is deficient as a result of any one or more of the circumstances described in subsection (b) below, then Buyer shall, upon making such determination, but no later than 5:00 p.m. on the date which is 21 days after the date hereof (the "Inspection Period"), deliver written notice to Seller of such deficiency (a "Deficiency Notice"), which Deficiency Notice shall clearly identify the claimed deficiencies in detail. Within 10 days after receipt of the Deficiency Notice, if a deficiency as a result of one or more of the circumstances described in subsection (b) below actually exists, Seller may, by notice to Buyer, (i) agree to cure such deficiency prior to the Closing Date, in which case such cure shall be a condition to Buyer's obligation to close hereunder, (ii) agree to reduce the Purchase Price by the amount needed to cure such deficiency, in which case the Purchase Price shall be reduced by such amount, or (iii) notify Buyer of Seller's intent to terminate this Agreement, in which case, unless Buyer waives the deficiencies listed in the Deficiency Notice as hereinafter provided, the parties hereto shall have no further liabilities, rights or obligations hereunder and the Earnest money and Additional Earnest Money shall be returned to Buyer. If Seller
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fails to notify Buyer of its choice within such 10 day Period, Seller shall be deemed to have elected to terminate this Agreement. If Seller elects (or is deemed to have elected) to terminate this Agreement, Buyer may waive the deficiencies listed in the Deficiency Notice. If Buyer waives such deficiencies, or if Buyer has not delivered a Deficiency Notice to Seller within the time frame described above, then (A) this Agreement shall remain in full force and effect, (B) Buyer shall have no further right to claim any deficiency pursuant to this Section 3.1, and (C) Buyer shall have no right or claim to any reduction of or credit against the Purchase Price by reason of any purported deficiency in the Purchased Interest. If Buyer timely delivers a Deficiency Notice to Seller, Seller shall be entitled to extend the Closing Day to provide Seller with sufficient time to cure any deficiencies set forth in such Deficiency Notice, but in no event shall the Closing Date be extended past December 28, 1995.

                 (b) Any of the following circumstances shall be a deficiency as described in subjection (a) above:

                 (i) An updated and accurate search of title with respect to the Premises, and a review of the Notes, the Mortgage and the other Loan Documents, indicate that the Mortgage does not evidence a first priority enforceable mortgage lien on the Premises subject and subordinate only to (A) those matters described in Schedule B-II of the title policy located in the Investor File (as defined in Section
         5.5 below) and (B) such other matters which do not materially adversely interfere with the current use of the Premises or with the practical realization of the benefits of the security intended to be provided by the Mortgage;

                 (ii) An inspection of the Premises by a qualified third party professional with respect to environmental matters discloses that hazardous substances, in material quantities or amounts not otherwise disclosed in the environmental report located in the
         Investor File or elsewhere in the investor File ("Additional Hazardous Substances"), have been disposed of or identified on, under or about the Premises in violation of law, and the cost to remove or otherwise remediate such Additional Hazardous Substances exceeds 2% of the Purchase Price; as used herein, hazardous substances means (A) those substances included within the definition of any one or more terms "hazardous substances", "hazardous materials", "toxic substances", and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601-9657), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.), and the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), and in the regulations promulgated pursuant thereto, (B) those substances listed in the United States Department of Transportation Table (49 CFR
         Section 172.101 and amendments thereto) or by the Environmental
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                                                                               5
         Protection Agency (or any successor agency) (40 CFR Section 302 and amendments thereto) as hazardous substances, (C) such other substances, materials and wastes that are regulated under applicable local, state or federal laws, or that are classified as hazardous or toxic under applicable federal, state or local laws or regulations;
         and (D) any materials, wastes or substances that are (1) petroleum,
         (2) polychlorinated biphenyls, (3) within the definition of "hazardous substance" set forth in Section 311 of the Clean water Act (33 U.S.C.
         Section 1321), or designated as "toxic pollutants" subject to chapter
         26 of the Clean Water Act pursuant to Section 307 of the Clean Water
         Act (33 U.S.C. Section 1317), (4) flammable explosives, (5) radioactive materials, (6) radon, (7) lead or lead-containing materials in paint or drinking water, or (8) damaged friable asbestos; but hazardous substance shall not include undamaged friable asbestos, non-friable asbestos or non-friable asbestos-containing material;

                 (iii) An inspection of the Premises by a qualified third party professional with respect to engineering/structural matters indicates that structural and mechanical defects not otherwise disclosed in the engineering reports located in the Investor File or elsewhere in the Investor File ("Additional Structural Defects") exist at the Premises and the cost to repair or otherwise remediate such Additional Structural Defects exceeds 2% of the Purchase Price; as used herein, structural and mechanical defects shall not include defects arising (A) by reason of the failure of the improvements, fixtures and mechanical systems to have a design or function satisfactory for a new or unintended use or purpose (B) by reason of deferred maintenance and/or wear and tear associated with the normal operation of the improvements, fixtures and mechanical systems, (C) by reason of the improvements, fixtures or mechanical systems having outlived their useful life, (D) by reason of any law passed or modified after the earlier of the construction of the improvements or the issuance of the certificate of occupancy for the improvements, (E) by reason of any defect in floor coverings or window treatments, (F) by reason of any failure of the improvements, fixtures or mechanical systems or any other aspect of the Premises to comply with the American Disabilities Act of 1990, or (G) by reason of the existence of asbestos or asbestos-containing material;

                 (iv) The Premises, or any portion thereof, is subject to a pending condemnation proceeding that is likely to materially and adversely affect the Premises, and notice of such proceeding was not included in the investor File;

                 (v) Litigation proceedings are pending, or an order, injunction or decree is outstanding, in each case relating to the Premises and which would likely have a material
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         adverse affect on the Premises, and notice of such proceedings, order, injunction or decree was not included in the Investor File; or

                 (vi) The operation, occupancy or use of the Premises violates any law, ordinance or regulation of a governmental authority affecting the Premises, and such violation materially adversely affects the operation, occupancy or use of the Premises, and notice of such violation was not included in the Investor File.

                 (c) With respect to Sections 3.1(b)(ii) and 3.1(b)(iii) above, if Seller is unable to provide Buyer and its third party professionals with access to the Premises within 10 days of the date hereof to permit the necessary inspections described in such Sections, Seller may in its sole discretion, elect (i) to extend the Inspection Period and the Closing Date (but in no event shall the Closing Date be extended past December 28, 1995) for one day for each day after such 10 day period that access has not been obtained in order to enable Seller to provide such access, or (ii) represent and warrant to Buyer, which representations and warranties shall survive until March 1, 1996, the following:

                 (A)      no hazardous substances (as defined in Section 3.1(b)
         (ii) have been disposed of or identified on, under or about the Premises in violation of law which were not disclosed in the environmental report located in the Investor File or elsewhere in the Investor File and which would cost in excess of 2% of the Purchase Price to remove or otherwise remediate; and

                 (B) no structural or mechanical defects (as defined in Section 3.1(b)(iii) exist at the Premises which were not disclosed in the engineering reports located in the Investor File or elsewhere in the Investor File and which would cost in excess of 2% of the Purchase Price to repair or otherwise remediate.

If Seller does not elect to make the foregoing representations and warranties, and Seller is unable to provide Buyer and its third party professionals with access to the Premises in order to perform the necessary inspections described in Sections 3.1(b) (ii) and 3.1(b) (iii), Buyer may either waive the inspections and proceed to the Closing, or terminate this Agreement in which case the parties hereto shall have no further liabilities, rights or obligations hereunder and the Earnest money and Additional Earnest Money shall be returned to Buyer.

                 (d) Buyer shall indemnify and hold harmless Seller and Borrower from and against all liens, claims, liabilities, losses and damages, including without limitation reasonable attorneys' fees, which result from or arise out of any damage to the
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Premises caused by the inspections of the promises performed by or on behalf of
Buyer pursuant to this Section 3.

                 (e) Prior to Closing, Buyer shall be provided access, at reasonable times and upon reasonable notice, to the investor File and to originals of the Loan Documents.


                 SECTION 4. Seller's Deliveries at Closing.

                 4.1      At the Closing, Seller shall deliver to Buyer:

                 (a) the original Notes, endorsed by allonges fully executed by Sakura and Hokkaido Takushoku as appropriate, without recourse, representation or warranty of any kind whatsoever. express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing);

                 (b) fully executed assignments of the Purchased interest without recourse, representation or warranty, of any kind whatsoever, express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing), including a mortgage assignment and assignments of UCC Financing Statements, all in proper form for recording or filing;

                 (c) such other fully executed assignments or transfers without recourse, representation or warranty of any kind whatsoever, express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing) as Buyer may reasonably require in order to complete the transaction contemplated hereunder;

                 (d) for delivery to Borrower, fully executed notices of assignment of the Purchased Interest to Buyer, in such form as the parties may reasonably agree;

                 (e)      the original Mortgage and Rent Collection Agreement;

                 (f) the existing original title policy insuring Seller's mortgage lien on the Premises;

                 (g) a statement of Seller listing (i) the outstanding principal amount of the Loan as of the Closing Date, (ii) the amount of accrued and unpaid interest under the Notes as of the Closing Date, and (iii) any payments of interest which Seller received after November 13, 1995 (including amounts from the Collection Account (as defined in the Rent Collection Agreement) applied to interest as discussed in Section 7.2(e)) ; and

                 (h) a copy of the investor file.
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Seller shall also deliver to the Escrow Agent written authorization to deliver the Earnest Money and Additional Earnest Money to Seller.

                 4.2 At the Closing, Buyer shall pay to Seller the Purchase Price less any amounts to be credited to Buyer pursuant to the terms of this Agreement, in immediately available funds by wire transfer payable to Seller as follows:

                 Morgan Guaranty Trust Company of New York
                 ABA # 0210-0023-8
                 For the Account of The Sakura Bank, Ltd.,
                          New York Branch
                 Attn: Pat Walsh
                 Account No. 631-22-624
                 Ref: Tower 56 Loan Sale

Buyer shall also deliver to the Escrow Agent written authorization to deliver the Earnest Money and Additional Earnest Money to Seller, and shall assume all of Seller's obligations under the Rent Collection Agreement.

         4.3 At the Closing, the Escrow Agent shall, upon receipt of written authorization from Seller and Buyer, transfer to Seller the Earnest Money and the Additional Earnest Money.

         4.4 The obligation of Seller to effect the Closing shall be subject to the fulfillment, or waiver of, at or prior to the Closing of the following conditions:

         (a) all representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the time of Closing;

         (b) Buyer shall have in all material respects performed all obligations required to be performed by it under this Agreement prior to the Closing;

         (c)     Buyer shall have paid to Seller the Purchase Price.

         4.5 The obligation of Buyer to effect the Closing shall be subject to the fulfillment, or waiver of, at or prior to the Closing of the following conditions:

         (a) All representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the time of Closing;

         (b) Seller shall have in all material respects performed all obligations required to be performed by it under this Agreement prior to the Closing;
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         (c)     Seller shall have delivered to Buyer all documents,
instruments and other items as required pursuant to this Agreement;

         (d) Seller shall credit to Buyer at Closing all amounts required pursuant to this Agreement to he credited at Closing.


         SECTION 5. Representations and Warranties of Seller.

         Seller hereby represents and warrants to Buyer, which representations and warranties shall survive for 1 year after the Closing Date, that:

         5.1 Seller is a New York branch of a Japanese banking institution duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to execute, deliver and perform its obligations under this Agreement and to sell the Purchased Interest to Buyer. Neither the execution, delivery or performance of this Agreement, nor the sale of the Purchased Interest to Buyer will result in any breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, Seller's charter documents or bylaws, or any agreement or instrument to which Seller is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it.

         5.2 This Agreement has been duly and validly authorized, executed and delivered by Seller, and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         5.3 No registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required for the execution, delivery and performance of this Agreement by Seller or the sale by Seller of the Purchased Interest.

         5.4 There is no action, suit or proceeding pending, or to Seller's actual knowledge threatened, against Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

         5.5 The file prepared by Seller and its advisors with respect to the Purchased Interest, which has been located in New York City and Los Angeles and has been available for review by Buyer prior to the execution of this Agreement containing originals or copies of the Notes, the Mortgage, the Rent Collection Agreement, and other documents relating to the

Purchased Interest, together with all written correspondence and other information sent by Seller or its advisors to the Buyer which amends or supplements such file (collectively, the "Investor File"), contains all relevant and material documents relating to the valuation of the Loan which were in the Seller's possession, custody or control on or prior to November 14, 1995, other than (i) any reports, analyses, appraisals, valuations and memoranda generated internally by Seller or its advisors, (ii) any information with respect to which Seller in good faith believes itself to be under a duty or confidentiality and nondisclosure, and (iii) any confidential communication between Seller and its legal counsel, including without limitation any documents and communication subject to attorney-client privilege ((i), (ii) and (iii), the Excluded Documents"), and Seller knows of no other relevant and material documents. An index of the items in the Investor File is attached hereto as Schedule 1. The Notes, the Mortgage and the Rent Collection Agreement are true, correct and complete copies of the documents they purport to be and have not been superseded, amended, modified. cancelled or otherwise changed in any material respect except as set forth in the Investor File. None of the Excluded Documents contain information essential to Buyer,s ability to acquire the Purchased interest or to own or service the Loan.

         5.6 The Lenders hold legal and record ownership of and hold good and marketable title to the Purchased Interest subject only to certain participation interests granted by Sakura to various lending institutions (collectively, the "Participants") each of which Participants have consented in writing to Seller's transfer of the Purchased interest in accordance with the terms hereof. Except with respect to the participation interests granted to the Participants as described in the previous sentence, neither Lender has sold, assigned, pledged, hypothecated or otherwise transferred any of the Loan Documents or any of its interest thereunder or thereto.

         5.7 The outstanding principal balance of the Loan as of the date hereof is $54,000,000. Except for the obligation of Seller to provide funds from the cash Collateral Account to Borrower for the payment of certain operating expenses pursuant to the terms of the Rent Collection Agreement, neither the Borrower nor any other party has any right to disbursement of additional loan proceeds or future advances with respect to the Loan, and there are no conditions or circumstances which if satisfied or occurring could at any time in the future give rise to a right of the Borrower or any other party to a disbursement of additional loan proceeds or further advances with respect to the Loan.

         5.8 The Loan is not cross-collateralized with any other loan made by Seller.
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                 SECTION 6. Representations and Warranties of Buyer.

                 Buyer hereby represents and warrants to Seller, which representations and warranties shall survive for 1 year after the Closing Date, that:

                 6.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the full power and authority to execute, deliver and perform its obligations under this Agreement and to purchase the Purchased Interest from Seller. Neither the execution, delivery or performance of this Agreement nor the purchase of the Purchased Interest by Buyer, will result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, Buyer's charter documents or bylaws or any agreement or instrument to which Buyer is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to Buyer.

                 6.2 This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

                 6.3 No registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the execution, delivery and performance of this Agreement by Buyer or the purchase by Buyer of the Purchased Interest.

                 6.4 There is no action, suit or proceeding pending, or to Buyer's actual knowledge threatened against Buyer in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

                 6.5 Buyer is a sophisticated investor and has knowledge and experience in financial and business-matters that enable it to evaluate the merits and risks of the transaction contemplated by this Agreement. Without affecting the rights of the Buyer and the obligations of the Seller hereunder, the Buyer's decision to purchase the Purchased Interest is based upon its independent evaluation of the Investor File which was adequate and sufficient for purposes of such decision, and of determining the nature, validity, enforceability, collectability and value of the Purchased Interest and the documentation thereof. Buyer acknowledges that it has had the opportunity to review the Investor File prior to the execution of this Agreement. In entering into this Agreement, the Buyer has not relied upon any oral or written information provided by the

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Seller except for the representations contained in this Agreement, and Buyer acknowledges and understands that Seller is not making any representations, warranties or covenants except as explicitly set forth in this Agreement.
Buyer acknowledges and understands that no employee, agent, representative or attorney of the Seller has been authorized to make, and that the Buyer has not relied upon, any statements or representations other than those specifically contained in this Agreement. Buyer acknowledges that the assignment and transfer of the Purchased interest to Buyer is irrevocable, and that Buyer has no recourse to Seller, except with respect to remedies resulting from breaches of representations, warranties and covenants expressly contained in this Agreement. Buyer acknowledges and agrees that the sale of the Purchased Interest as provided for herein is made on an "as is", "where is" condition and basis with all faults except as otherwise provided in this Agreement.

                 6.6 Buyer represents and warrants that the Borrower is neither a partner (general or limited) in, member of, nor shareholder of and does not otherwise directly own any equity interest in Buyer. Buyer further represents and warrants that if in the event any affiliate of Borrower owns (directly or indirectly) any equity interest in Buyer, the aggregate of such equity interests owned by such affiliates does not exceed 50% of (i) the issued and outstanding shares of Buyer (in the case of stock ownership) or (ii) the outstanding interests in Buyer (in the case of a limited liability company or partnership).

         SECTION 7. Covenants.

                 7.1 (a) Buyer shall receive a credit against the Purchase Price due to Seller at the Closing, equal to the sum of the following amounts:

                 (i) the amount of any payments or prepayments of any kind or character on the Loan, if any, which are to be applied to the repayment of principal of the Loan, and which have been actually received by Seller after November 13, 1995; plus

                 (ii) the amount of net proceeds of any condemnation of the Premises or hazard insurance proceeds, if any, not applied to restore the Premises actually received by Seller after the date of this Agreement.

                 (b) At the Closing, Buyer shall pay to Seller (in addition to the Purchase Price) an amount equal to all amounts Seller has transferred to Borrower's operating account after the date of this Agreement pursuant to the terms of the Rent Collection Agreement to pay for capital improvements, leasing commissions, tenant improvements or other similar capital expenditures at the Premises, provided such costs or expenses were disclosed in the Investor File, approved by Buyer in accordance with this Agreement (including if contained in any lease approved by Buyer), or otherwise rightfully incurred by Borrower without Seller's consent.

                 7.2 (a) At the Closing, Seller shall assign to Buyer all of Seller's rights under the Rent Collection Agreement from and after the Closing Date and Buyer shall assume all of the Seller's obligations under the Rent Collection Agreement from and after the Closing Date.

                 (b) Prior to Closing, Seller shall have transferred to Borrower's operating account, in accordance with the terms of the Rent Collection Agreement, funds sufficient to pay for any expenses which Borrower has rightfully requested to be released in accordance with the terms of the Rent Collection Agreement. Seller shall not transfer or otherwise apply any other funds from the Collection Account (as defined in the Rent Collection Agreement) except as otherwise set forth in this Section 7.2.

                 (c) At the Closing, Seller shall pay to Buyer (for deposit in the replacement Collection Account established by Buyer in accordance with subsection (e) of this Section 7.2) (i) the amount of any rents Seller has received pursuant to the Rent Collection Agreement for the month of January, 1996 or periods subsequent to January, 1996 (provided that Seller may deliver such rents to Buyer in the form received (but endorsed to Buyer) rather than making a payment to Buyer), and (ii) the amount required to be retained in the Collection Account on the Closing Date pursuant to the terms of the Rent Collection Agreement. For the purposes of clause (i) of this subsection (c), any rents received by Seller shall be deemed to apply to rents in the order in which such rents became due.

                 (d) If, on the Closing Date, Seller has not transferred to Borrower's operating account in accordance with the terms of the Rent Collection Agreement funds to pay in full (i) real estate taxes on the Premises becoming due and payable on January 1, 1996 (the "January 1996 Real Estate Taxes"), (ii) all of the costs and expenses incurred by Borrower in the 1995 remedial caulking of the Premises (the "Caulking Expenses") , and (iii) all costs of repair to the support and connection system relating to the second-floor windows and/or second-floor stone facade of the Premises resulting from the improper installation of one of three drain pipes on the second floor of the Premises (the "Second-Floor Facade Remediation Expenses") , and Seller has not otherwise paid such amounts in full, Seller shall, on the Closing Date, elect (in its sole discretion) to (A) pay any portion of the January 1996 Real Estate Taxes, Caulking Expenses and SecondFloor Facade Remediation Expenses which have not been transferred to Borrower's operating account by Seller or paid by Seller, (B) pay to Buyer (for deposit in the replacement Collection Account established by buyer in accordance with subsection (e) of this Section 7.2) the amount of January 1996 Real Estate Taxes, Caulking Expenses and Second-Floor Facade Remediation Expenses which have not been transferred to Borrower's operating account by Seller or paid by Seller, or (c) place the amount of any January 1996 Real estate Taxes, Caulking Expenses and Second-Floor Facade Remediation Expenses which have not been transferred to Borrower's operating account by Seller or paid by Seller in an escrow account from which Borrower will be permitted to withdraw funds, as necessary, to pay for the January 1996 Real Estate Taxes, Caulking Expenses and Second-Floor Facade Remediation Expenses.

                 (e) All amounts remaining in the Collection Account after any payments made by Seller under subsections (b), (c) and (d) of this Section
7.2 shall be retained by Seller and applied on the Closing Date towards accrued and unpaid interest under the Note, and Seller shall terminate the collection Account maintained with Sakura. Buyer shall be required to open and maintain a replacement Collection Account, such requirement to survive the Closing.

                 (f) Buyer covenants and agrees to distribute any amounts it receives pursuant to subsections (c) or (d) of this Section 7.2 in accordance with the terms of the Rent Collection Agreement. Buyer shall indemnify and hold Seller and Seller's officers, directors, stockholders, partners, employees, affiliates, and agents (collectively, the "Seller Indemnitees") harmless from and against any and all obligations, liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys' fees and expenses and time charges of in-house counsel, which Seller or any Seller Indemnitee shall incur as a result of Buyer's breach of its obligation under this subsection (f) or Buyer's breach of any of its obligations under the Rent Collection Agreement from and after the Closing Date. The provisions of this subsection (f) shall survive the Closing.

                 (g) If, after the Closing, Seller shall receive any rents from the Premises for the month of January, 1996 or periods subsequent to January, 1996, Seller shall promptly deliver to Buyer such rents, in the form received (except any checks will be endorsed to Buyer), such obligation to survive the Closing.

                 7.3 Seller shall, subject to any restrictions or prohibitions relating thereto, (i) promptly forward to Buyer any written notice that Seller receives from Borrower after the Closing and (ii) hold any money or other property they receive in connection with the Purchased interest after the Closing for the benefit of Buyer and promptly pay such money or other property in full to Buyer or as Buyer may direct in the same or equivalent form received with the endorsement (without recourse, representation or warranty, express or implied, except as expressly provided in this Agreement) of the Seller when necessary or appropriate. The provisions of this Agreement shall survive the Closing.

                 7.4 Neither Buyer nor Seller shall, without the prior written consent of other, disclose, divulge or otherwise make known to the general public the terms hereof, including, without limitation, the Purchase Price; provided, however, that Buyer may disclose the terms hereof to its consultants, lenders and insurers without Seller's consent.

                 7.5 Seller shall, prior to the Closing, continue to service the Loan in accordance with the terms of the Rent Collection Agreement and the other Loan Documents, and in any event, in substantially the same manner in which Seller is servicing the Loan on the date hereof. Notwithstanding the foregoing, from and after the date hereof, Seller may not approve any leases or capital expenditures for the Premises without Buyer's prior written consent, not to be unreasonably withheld, nor modify any of the Loan Documents; provided that Seller may, without Buyer's consent, approve a lease for the 29th floor of the Premises on substantially the same terms as disclosed in the Investor File. Seller shall terminate its servicing of the Loan upon the completion of the Closing.


                 SECTION 8. Termination.

                 8.1 In the event of a material breach or breaches prior to the Closing on the part of Seller of one or more representations, warranties or agreements contained in this Agreement in respect of the Loan which ire not cured prior to the Closing Date, Buyer shall have as its remedies, the right to either (x) waive such material breach by Seller and proceed to Closing without any reduction of the Purchase Price or (y) terminate this Agreement and the Earnest Money and the Additional Earnest money shall be returned to Buyer, together with out of pocket expenses actually incurred by Buyer in connection with Buyer's due diligence hereunder, not to exceed $25,000. In the event Seller fails to close when obligated to do so under this Agreement, Buyer, in addition to any other remedy it may have under this Agreement, shall have the right to pursue all legal and equitable remedies against Seller (including the right to bring an action for specific performance with respect to Seller's obligation to transfer the Purchased Interest to Buyer without any reduction in the Purchase Price), PROVIDED, HOWEVER, THAT ANY AND ALL SUCH PURSUITS BY
BUYER OF SAID LEGAL REMEDIES SHALL BE LIMITED TO THE PURSUIT OF DIRECT DAMAGES, AND IN NO EVENT SHALL INCLUDE ANY CONSEQUENTIAL OR PUNITIVE DAMAGES. For purposes of this Section 8.1, a material breach shall be deemed to exist if Buyer determines in its reasonable discretion that such breach either alone or together with other breaches causes a loss in the value of the Purchased Interest.

                 8.2 Anything contained herein to the contrary notwithstanding, (i) in the event Buyer fails to close when obligated to do so under this Agreement or (ii) in the event of a material breach or breaches prior to the Closing on the part of Buyer of one or more representations, warranties or agreements contained in this Agreement (x) which are not cured prior to the Closing Date and (y) which are not waived by Seller, the Earnest Money and the Additional Earnest Money shall be paid to Seller (as Seller's sole remedy) as fixed, agreed and liquidated damages and, except with respect to Buyer's and Seller's representations and warranties set forth in Section 9.5, the parties hereto shall be released of all obligations and liabilities hereunder.

                 8.3 In the event there is a breach by Buyer of the representations, warranties, covenants or agreements made by Buyer under
Section 6.6 of this Agreement, Seller shall have the right to pursue all legal and equitable remedies against Buyer, PROVIDED, HOWEVER, THAT ALL SUCH PURSUITS BY SELLER OF SAID LEGAL AND EQUITABLE REMEDIES SHALL BE LIMITED TO THE PURSUIT OF DIRECT DAMAGES WHICH IN ALL EVENTS SHALL NOT INCLUDE CONSEQUENTIAL AND PUNITIVE DAMAGES.


                 SECTION 9 Miscellaneous.

                 9.1 Assignment; Successors and Assigns. Buyer may not assign any rights under this Agreement to any entity without the prior written consent of Seller, other than to an entity which controls, is controlled by or is under common control with, Buyer. For purposes of this Section, "control" of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock, by contract or otherwise. Subject to the foregoing, this Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                 9.2 Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such documents and writings, and to take all such actions, as any other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement, all at the sole expense of the requesting party.

                 9.3 Costs and Expenses. Each party to this Agreement shall bear its own costs and expenses, including but not limited to attorneys' fees and expenses, in connection with the transaction contemplated hereby. Seller shall be responsible for any costs and expenses relating to or in connection with the Loan Documents or the Purchased Interest allocable to the Purchased Interest incurred or arising prior to the Closing, but will have no liability for Expenses allocable to the Purchased Interest incurred or arising subsequent to the Closing.

                 9.4 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding both parties hereto.

                 9.5 Broker. Buyer represents and warrants that it has not dealt with any broker or adviser in connection with the transaction contemplated by this Agreement. Seller represents and warrants that, except for Secured Capital Corporation, it has not dealt with any broker or advisor in connection with the transaction contemplated hereby. Seller shall pay any and all fees and commissions it owes to Secured Capital Corp in connection with the sale of the Purchased Interest. Seller and Buyer shall indemnify and defend each other against any costs, claims and expenses, including reasonable attorneys' fees, arising out of the breach on their respective parts of any representation or warranty contained in this Section 9.5. The foregoing indemnities shall survive the Closing.

                 9.6 Amendments; Waivers. (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Seller and Buyer, and no waiver of any provision of this Agreement, nor consent to any departure by Seller or Buyer therefrom, shall be effective unless it is in writing and signed by the Seller and Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 (b) No failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder cr under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive or in lieu of, any rights or remedies provided by law (except as otherwise expressly set forth herein) and (ii) are not conditioned or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

                 9.7 No Other Representations or Warranties. This Agreement contains all of the representations and warranties of the parties hereto in respect of the transaction set forth herein. There are no other representations or warranties as to such transaction other than those expressly set forth herein.

                 9.8 Governing Law. This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York (without regard to any conflict of laws provisions thereof) and applicable federal law.

                 9.9 Notices. (a) All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or delivered by messenger or telecopy (with confirmation by personal delivery or delivery by messenger) to the parties at the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

         Seller:           The Sakura Bank, Limited
         -------           277 Park Avenue
                           New York, New York 10172
                           Attn: Mr. Mitsugu Kai
                           Telecopy:  (212) 888-7651


                 and
                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn:  John M. Forelle
                           Telecopy:  (212) 455-2502


         Buyer:            Cornerstone Properties Inc.
         ------            31 West 52nd Street
                           Suite 1600
                           New York, NY 10019
                           Attn: President
                           Telecopy:  (212) 474-7199


         Escrow Agent:    Simpson Thacher & Bartlett
         -------------    425 Lexington Avenue
                          New York, New York 10017
                          Attn:  John M. Forelle
                          Telecopy:  (212) 455-2502


                 9.10 Integration. This Agreement, together with the exhibits hereto, the documents delivered or executed in connection herewith, and any amendments entered into in accordance with Section 9.6 above, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                 9.11 Captions and Headings. The section captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

                 9.12 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

                 9.13 Jurisdiction. Each party to this Agreement hereby irrevocably consents to the personal jurisdiction of the courts of the State of New York and of the United States of America sitting in the Southern District of New York in any action to enforce, interpret, construe or apply this Agreement or any provision hereof or any other instrument, agreement or document delivered in connection with this Agreement, and also hereby irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in either of those courts. Each party further irrevocably agrees that any action to enforce, interpret, apply or construe any provision of this Agreement will be brought only in either of those courts and not in any other court.

                 9.14 Service of Process by Mail. Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, to be sent to its address for receipt of notices under this Agreement, of any process in any action to enforce, interpret or construe any provision of this Agreement.

                 9.15 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

                 9.16 No Third Party Beneficiaries. This Agreement is intended to benefit only, and it may only be enforced by, the parties hereto and their respective successors and assigns. No other person shall be deemed a beneficiary of, or may enforce, this Agreement or any provision hereof or any document or instrument delivered pursuant hereto.

                 SECTION 10. Escrow Agent.

                 10.1 Rights and Obligations of Escrow Agent. The parties to this Agreement hereby agree that:

                 (a) The Escrow Agent is authorized to comply with and obey any and all court orders, judgments or decrees relating to the transactions described herein, and, if the Escrow Agent obeys or complies with any such order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding that any such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated or found to have been entered without jurisdiction and notwithstanding that any such orders, judgments or decrees shall be inconsistent with the terms of this Agreement;

                 (b) In consideration of the acceptance of this Agreement by the Escrow Agent, Seller and Buyer, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any liability (including cost, expenses and attorney's fees) it may incur by reason of its acceptance and holding of the Earnest Money and the Additional Earnest Money and its acts and omissions in connection therewith, except to the extent that any such liability is the result of the Escrow Agent's gross negligence or willful misconduct, and all parties further agree that the terms of this subsection 10.1(b) shall survive the termination of this Agreement;

                 (c) without limiting the foregoing, the Escrow Agent may, on notice to the parties, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent including, but not limited to, the deposit of the Earnest Money and the Additional Earnest Money (if any) with a court of competent jurisdiction and the commencement of an action to do so, the costs of which shall be borne by the parties (other than the Escrow Agent). Upon the taking by the Escrow Agent of the actions described in this subsection, the Escrow Agent shall be released of and from all liability hereunder, except such liability as may have previously arisen out of the gross negligence or willful misconduct of the Escrow Agent, wherein liability shall survive the termination of this Loan Sales Agreement. Further, in the event Escrow Agent terminates its duties as Escrow Agent, then the Seller shall have the authority to appoint a successor Escrow Agent reasonably acceptable to Buyer;

                 (d) Except for the Escrow Agent's gross negligence or willful misconduct, the Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any notice or demand given to it or for the form of execution of any such notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any notice or demand pursuant to which the parties may act;

                 (e) The Escrow Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not incur any liability: (i) in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so (provided, however, that the Escrow Agent may not assume that any party or its representative is authorized to give notice on behalf of any other party) or (ii) in otherwise acting or failing to act under this Agreement, except in the case of Escrow Agent's gross negligence or willful misconduct. Nothing contained in this Agreement shall be deemed or construed to create a fiduciary duty on the Escrow Agent in favor of any other party.

         IN WITNESS WHEREOF, Seller, Buyer and Escrow Agent have executed this Agreement as of the date first set forth above by the respective signatures of their duly authorized representatives.

                                SELLER:

                                THE SAKURA BANK, LIMITED,
                                NEW YORK BRANCH

                                By: /s/ TAMIHIRO KAWAUCHI
                                    -------------------------
                                         Name: TAMIHIRO KAWAUCHI
                                         Title: Senior Vice President
                                                & Head of Real Estate/Project
                                                Finance Dept.

                                BUYER: Cornerstone Properties Inc.

                                BY: /s/ RODNEY C. DIMOCK  /s/ THOMAS A. NYE
                                   ---------------------  --------------------
                                  Rodney C. Dimock        Thomas A. Nye
                                  Executive Vice          Vice President
                                  President

                                ESCROW AGENT:

                                SIMPSON THACHER & BARTLETT

                                By: /s/ JOHN M. TORELLE
                                    --------------------
                                         Name: JOHN M. TORELLE
                                         Title:

                                PROMISSORY NOTE


$39,000,000
                                                              New York, New York
                                                                  March 24, 1987


         FOR VALUE RECEIVED, the undersigned, TOWER 56 PARTNERS, a New York general partnership (the "Borrower", which term includes any of its successors or assigns) hereby unconditionally promises to pay to the order of The Taiyo Kobe Bank, Ltd., New York Branch (the "Bank", which term includes any of its successors or assigns) at the office of The Taiyo Kobe Bank, Ltd., New York Branch located at 350 Park Avenue, New York, New York 10022, which is acting as the authorized agent of all the holders of an interest in the Notes (in such capacity, the "Agent") in lawful money of the United States of America and in immediately available funds, the principal amount of THIRTY-NINE MILLION DOLLARS ($39,000,000) on March 24, 1997. The undersigned further agrees to pay interest in lawful money of the United States of America in immediately available funds at such office on the unpaid principal amount hereof until such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise) at a rate per annum of 8.8% and thereafter at the Default Rate (as defined below). Interest shall be payable semi-annually in arrears on each September 24 and March 24, commencing on the first such date to occur after the date hereof, and upon the due date and payment in full of the unpaid principal amount hereof (whether at maturity, by prepayment, acceleration or otherwise). This Note is not subject to prepayment prior to March 24, 1996. On or after March 24, 1996, this Note may be prepaid in whole, but not in part, at any time at the option of the Borrower on 10 days' irrevocable notice to the Bank provided that such prepayment is accompanied by interest accrued on this Note to the date of prepayment and the premium calculated in accordance with Exhibit A to this Note.

         If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Terms used in this Note which are defined in the Mortgage described below shall have the meanings given to them therein.

                                                                               2
         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorsee or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

         As used herein, "Default Rate" means at any time (i) if the interest rate swap referred to in paragraph (ii) of Exhibit A to this Note is in effect at such time a per annum rate of interest equal to 10.8% and (ii) if such interest rate swap is not in effect at such time, a fluctuating per annum rate of interest equal to the Bank's prime rate of interest in New York, New York plus 2%.

         Anything to the contrary notwithstanding, Bank shall not charge, take or receive, and Borrower shall not be obligated to pay to Bank, any amounts constituting interest on the principal amount from time to time outstanding in excess of the maximum rate permitted by applicable law.

         If any installment of interest on this Note is not paid within ten days of the date such installment is due, the Borrower will pay to the Bank a late charge equal to the lesser of (i) 4% of the amount of such installment of interest or (ii) the maximum amount permitted by applicable law.

         The Bank shall look solely to the Mortgaged Property, the Leases and any other collateral now or hereafter constituting security for the payment of the Note or for the performance of any of the agreements, obligations, covenants and warranties contained herein or in the Mortgage, and no other property or assets of the Borrower or any of the Borrower's partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Bank, or for any payment required to be made under this Note or under the Mortgage, or for the performance of any of the agreements, obligations, covenants or warranties contained herein or therein; provided, however, that the foregoing provisions of this paragraph shall not (a) constitute a waiver of the Debt evidenced by this Note or secured by the Mortgage, (b) limit the right of the Bank to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage, so long as no judgment in the nature of a personal judgment shall be enforced against the Borrower or any of the Borrower's partners, officers, directors, shareholders or principals, disclosed or undisclosed, or (c) affect in any way the validity of any guaranty of payment of this Note or the Mortgage, or of all or any of the obligations evidenced by this Note or secured by the Mortgage.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         This Note is secured as provided in the Mortgage and Mortgage Consolidation, Modification, Extension, Spreader and Security Agreement (the "Mortgage") dated March 24, 1987 among the Borrower, the Bank, The Hokkaido Takushoku Bank, Ltd., New York Branch and The Taiyo Kobe Bank, Ltd., New York Branch, __________. Reference is hereby made to the Mortgage for a description of the properties and assets in which liens, security interests and/or other encumbrances have been granted, the nature and extent of the security, the terms and conditions upon which the liens, security interests and/or other encumbrances were granted and the rights of the Bank and the undersigned in respect thereof.

         Upon the occurrence of any one or more of the Events of Default specified in the Mortgage, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein. This Note is subject to prepayment upon the occurrence of certain casualty and condemnation events specified in the Mortgage. Upon any such prepayment, interest accrued on this Note to the date of prepayment, together with the premium calculated in accordance with Exhibit A to this Note, shall also be due and payable.


                                                   TOWER 56 PARTNERS


                                                   By: MAZAL AMERICAN PARTNERS

                                                   By: GEZINT CORPORATION

                                                   By: LARRY JAY WYMAN
                                                      --------------------------
                                                       Executive Vice President

                                                                       EXHIBIT A


                 The premium for the Note shall be determined as provided below:

                 (i) The premium shall be equal to the greater of (1) zero or (2) the Swap Replacement Cost.

                 (ii) The Swap Replacement Cost shall be determined on the Business Day next preceding the date of prepayment (the "Determination Date") by Salomon Brothers Inc or its successors ("SBI") and, subject to the provisions of subparagraph (v) below, shall be equal to the algebraic sum of

                          (1) the principal amount of the Note times a percentage equal to the discounted value (as hereinafter provided) of the product of (a) a fraction the numerator of which is the number of days from and including the Determination Date to the next scheduled floating rate payment date under the Swap (as defined below) and the denominator of which is 360, times (b) the amount by which (x) the current rate per annum (as determined by SBI as of 11:00 a.m. on the date on which the Note is to be redeemed or is otherwise paid (the "Redemption Date")) for "LIBOR" (as defined in the Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition) for the number of months from the Determination Date to the next scheduled floating rate interest payment date under the Swap exceeds (y) the floating rate under the Swap for the current floating rate period under the Swap (such product being discounted on an actual/360 day basis from the next scheduled floating rate interest payment date under the Swap to the Determination Date on the basis of such current rate per annum);

         plus

                          (2) for each remaining scheduled fixed interest payment date under the Swap, the principal amount of the Note times a percentage equal to the discounted value (as hereinafter provided) of one-half of the amount by which (a) the fixed interest rate under the Swap exceeds (b) the current rate per annum (as determined by SBI as provided in (iii) below as of 11:00 a.m. on the

                 Determination Date) for a dollar interest rate swap for the same floating rate and having the same remaining payment dates and maturity date as the Swap, and assuming the creditworthiness, determined to the reasonable satisfaction of the Bank, of the other swap counterparty (each such result being discounted on a semiannual 30/360 day basis from the applicable scheduled fixed interest payment date under the Swap to the Redemption Date on the basis of such current rate per annum for a dollar interest rate swap).

         For purposes of the foregoing, the term "Swap" shall mean a U.S. dollar interest rate swap having a notional amount equal to the principal amount of the Note and having the same fixed and floating interest rates, payment dates and maturity date as the interest rate swaps provided for in the interest rate swap agreements entered into between Salomon Brother Inc and the original purchaser of the Note.

                 (iii) The Swap Replacement Cost shall be evidenced by a written statement from SBI delivered by the Borrower to the Bank, which statement shall (a) set forth the calculations and determinations of the Swap Replacement Cost made by SBI, (b) state that the current rate per annum determined by SBI pursuant to clause
         (2)(b) of subparagraph (ii) above represents the highest bid at which SBI would actually consummate on the Determination Date the dollar interest rate swap referred to in such clause, (c) include a statement to the effect that SBI has considered current swap market conditions and believes that its determination of the Swap Replacement Cost is representative of other bids that could be obtained from reputable institutions who regularly participate in swap transactions, and (d) be conclusive absent manifest error.

                 (iv) Notwithstanding the foregoing, in the event SBI shall cease to be active as a swap dealer or shall be unwilling to make the determinations and provide the written statement contemplated above, such determinations and written statement may be obtained by the Borrower from The First Boston Corporation, Morgan Guaranty Trust Company of New York, Bankers Trust Company or other company acceptable to the Bank.

                 (v) Notwithstanding the provisions of subparagraphs (i) through (iv) above, if the Swap

         Replacement Cost as determined under such subparagraph shall be greater than zero the Swap Replacement Cost shall nevertheless be deemed to be zero if the Borrower elects to cause to be substituted for all the fixed rate counterparties under the Swap another party or parties who are satisfactory to the floating rate counterparties under the Swap, and such substitute party or parties shall have assumed in writing the obligations thereafter accruing of the fixed rate counterparties under such Swap.

                                ALLONGE TO NOTE

                 ALLONGE to that certain Promissory Note dated as of March 24, 1987 in the original principal amount of $39,000,000, executed by Tower 56 Partners, a New York general partnership, in favor of The Taiyo Kobe Bank, Ltd., New York Branch.

                 Pay to the order of Cornerstone Properties Inc., a Nevada corporation, having an address at 31 West 52nd Street, Suite 1600, New York, New York 10019 ("Cornerstone"). This Allonge is made without recourse and without any representation or warranty of any kind whatsoever, express or implied, or by operation of law, except to the extent explicitly set forth in that certain Loan Sale Agreement dated as of November 21, 1995 between The Sakura Bank Ltd., New York Branch, as agent, and Cornerstone.


Dated as of December 19, 1995

                                           THE SAKURA BANK, LTD., NEW YORK
                                           BRANCH (formerly known as The Mitsui
                                           Taiyo Kobe Bank, Ltd., New York
                                           Branch, successor by merger to The
                                           Taiyo Kobe Bank, Ltd., New York
                                           Branch)



                                           By: /s/ TAMIHIRO KAWAUCHI
                                              ------------------------------
                                                   Name: Tamihiro Kawauchi
                                                   Title: Senior Vice President
                                                          & Head of Real Estate/
                                                          Project Finance Dept.